UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 5, 2008
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities

On September 5, 2008, Electro Energy, Inc. (the “Company”) reached that certain Milestone #2 set forth on Exhibit 1.1(a) to that certain Debenture and Warrant Purchase Agreement (the “Purchase Agreement”), dated August 18, 2008, including (i) achievement of 2.2Ah cell UN certification, (ii) shipment of 300 sample cells to customers and (iii) booking of orders for 1,000 cells. Accordingly, pursuant to the Purchase Agreement, in exchange for a cash payment of $625,000 from The Quercus Trust (the “Investor”), the Company issued a 10% Senior Secured Convertible Debenture (the “Debenture”) and a warrant (the “Warrant”) for the purchase of 1,562,500 shares of the Company’s common stock, par value $0.001 (“Common Stock”).

The term of the Warrant is three years from the date of issuance and its exercise price of $1.00 per share is adjustable in the event the Company issues Common Stock or securities that are convertible into Common Stock for less than $1.00 per share, in which case the exercise price shall be the price per share of such subsequent issuance; however, in no event shall the exercise price be less than $0.4545 per share. The conversion price of the Debenture is fixed at $1.00 per share and the Debenture is convertible immediately.

The Purchase Agreement contains a prohibition from exercising the Debenture(s) and Warrant(s) into Common Stock to the extent that the aggregate number of shares issuable upon such exercise, together with any related issuance of Common Stock, exceeds 19.9% of the total number of shares of Common Stock outstanding as of July 23, 2008, until the Company’s stockholders have approved the transactions described herein.

The foregoing descriptions of the Purchase Agreement, the Warrant and the Debenture are qualified in their entirety by their full text. Copies of the aforementioned agreements and instruments are attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on August 21, 2008, and are incorporated herein by reference.

The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. Quercus was the sole purchaser and took its securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

September 8, 2008	By:	/s/ Timothy E. Coyne
Name: Timothy E. Coyne
Title: Chief Financial Officer